Exhibit 1.2

EXECUTION VERSION

AMENDMENT NO. 1 TO

SALES AGENCY FINANCING AGREEMENT

Amendment No. 1, dated as of April 25, 2013 (this “Amendment”) between HOST HOTELS & RESORTS, INC., a Maryland corporation (the “Company”), and SCOTIA CAPITAL (USA) INC., a registered broker-dealer organized under the laws of Delaware (“SCUSA”) to the Sales Agency Financing Agreement (the “Sales Agency Agreement”), dated as of April 24, 2012, between the Company and SCUSA.

W I T N E S S E T H:

WHEREAS, the Company and SCUSA are party to the Sales Agency Agreement relating to the issuance and sale by the Company of Common Shares with an aggregate Sales Price of up to $400,000,000 upon the terms and subject to the conditions contained in the Sales Agency Agreement; and

WHEREAS, SCUSA has been appointed by the Company as one of two exclusive agents to sell the Common Shares and has agreed to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained in the Sales Agency Agreement; and

WHEREAS, the Company is also party to a separate Sales Agency Financing Agreement (the “Alternative Agreement” and, together with the Sales Agency Agreement, the “Sales Agency Agreements”), dated as of April 24, 2012, with BNY Mellon Capital Markets, LLC (the “Alternative Agent”); and

WHEREAS, on April 22, 2013, the Company has filed a new “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended) on Form S-3 (File No. 333-188059) with the Securities and Exchange Commission relating to the public offering and sale of the Common Shares and other securities of the Company; and

WHEREAS, the Company and SCUSA desire to amend, and have agreed to enter into this Amendment in connection with the filing of such registration statement; and

WHEREAS, the Company has provided prior written notice of this Amendment to the Alternative Agent and the Company and the Alternative Agent have agreed to amend the Alternative Agreement on substantially the same terms as provided for herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. For purposes of this Amendment, capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Sales Agency Agreement.

2. The definition of “Commitment Period” in Section 1.01 of the Sales Agency Agreement is hereby amended by deleting the date April 28, 2013 therein and replacing such date with April 21, 2016.

3. Section 3.01 of the Sales Agency Agreement is hereby replaced and superseded by the following paragraph and the following paragraph shall apply for purposes of the Sales Agency Agreement:

Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “HST”, and the Common Shares have been or will have been listed on the Principal Market prior to the delivery of the first Issuance Notice hereunder, subject to notice of issuance. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form S-3 (File No. 333-188059), which contains a base prospectus, to be used in connection with the public offering and sale of the Common Shares, has been filed with the Commission not earlier than three years prior to April 25, 2013 and became effective upon filing. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Exchange Act, and the base prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares and filed pursuant to Rule 424(b) promulgated by the Commission under the Securities Act (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. On or prior to April 25, 2013, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares not already sold on or prior to April 25, 2013 pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

4. Except as otherwise provided in this Amendment, the Sales Agency Agreement shall remain in full force and effect.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

HOST HOTELS & RESORTS, INC.

By:	/s/ Larry K. Harvey
	Name:	Larry K. Harvey
	Title:	Executive Vice President

SCOTIA CAPITAL (USA) INC.

By:	/s/ A. Robert Bose
	Name:	A. Robert Bose
	Title:	Managing Director

[Signature Page to Amendment No. 1 to SCUSA Sales Agency Financing Agreement]